Exhibit 10.6

E-compass Acquisition Corp.

6F/Tower, 2 West Prosper Centre

No.5, Guanghua Road

Chaoyang District

Beijing, 100020, P.R. China

Ladies and Gentlemen:

E-compass Acquisition Corp. (“Company”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”), pursuant to a registration statement on Form S-1 (“Registration Statement”).

The undersigned hereby commits that it will purchase an aggregate of 310,000 units of the Company (“Private Units”), each Private Unit consisting of one ordinary share of the Company, par value $0.0001 per share (“Ordinary Shares”), and one right (“Right”) each entitling the holder to receive one-tenth (1/10) of an Ordinary Share upon consummation of a Business Combination, at $10.00 per Private Unit, for an aggregate purchase price of $3,100,000 (the “Private Unit Purchase Price”).

Pursuant to the Underwriting Agreement entered into in connection with the IPO, in the event that investors introduced by the undersigned to Cantor Fitzgerald & Co. (“Cantor Fitzgerald”) do not purchase at least $20,000,000 of the units offering in the IPO, Cantor Fitzgerald shall be entitled to additional underwriting commission in the amount of $0.15 per unit (1.5%) on the amount below $20,000,000 invested by investors introduced by the undersigned. The undersigned hereby commits that it will purchase an additional amount of units of the Company (“Commission Units”) equal to such increased commission to be paid to Cantor Fitzgerald as a result of such event and to cover the additional $0.40 that public investors may receive upon conversion or liquidation, up to a maximum of 110,000 Commission Units, or a maximum purchase price of $1,100,000 (“Commission Unit Purchase Price”, together with the Unit Purchase Price, the “Purchase Price”),

At least twenty-four (24) hours prior to the effective date of the Registration Statement, the undersigned will cause the Purchase Price to be delivered to Graubard Miller (“GM”), counsel for the Company, by wire transfer as set forth in the instructions attached as Exhibit A to hold in a non-interest bearing account until the Company consummates the IPO.

The consummation of the purchase and issuance of the Private Units and Commission Units shall occur simultaneously with the consummation of the IPO. Simultaneously with the consummation of the IPO, GM shall (i) deposit the Private Unit Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Company for the benefit of the Company’s public stockholders as described in the Registration Statement and (ii) to the extent increased commissions are due pursuant to the Underwriting Agreement and as directed in writing by the Company, deposit the Commission Unit Purchase Price, without interest or deduction, into the Trust Fund. Promptly following consummation of the IPO, GM shall return any unused portion of the Commission Unit Purchase Price to the undersigned, without interest. If the Company does not complete the IPO within six (6) months from the date of this letter (subject to a six (6) month extension at the Company’s option in its sole discretion), the Purchase Price (without interest or deduction) will be returned to the undersigned.

Each of the Company, Cantor Fitzgerald and the undersigned acknowledges and agrees that GM is serving hereunder solely as a convenience to the parties to facilitate the purchase of the Private Units and Commission Units and GM’s sole obligation under this letter agreement is to act with respect to holding and disbursing the Purchase Price for the Private Units and Commission Units as described above. GM shall not be liable to the Company, Cantor Fitzgerald or the undersigned or any other person or entity in respect of any act or failure to act hereunder or otherwise in connection with performing its services hereunder unless GM has acted in a manner constituting gross negligence or willful misconduct. The Company and the undersigned shall indemnify GM against any claim made against it (including reasonable attorney’s fees) by reason of it acting or failing to act in connection with this letter agreement except as a result of its gross negligence or willful misconduct. GM may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Private Units and Commission Units will be identical to the units to be sold by the Company in the IPO. Additionally, the undersigned agrees:

●	to vote the Ordinary Shares included in the Private Units and Commission Units in favor of any proposed Business Combination;

●	not to propose, or vote in favor of, an amendment to the Company’s Amended and Restated Memorandum and Articles of Association with respect to the Company’s pre-Business Combination activities prior to the consummation of such a Business Combination unless the Company offers dissenting holders the right to convert their shares for a portion of the cash held in the Trust Fund;

●	not to convert any Ordinary Shares included in the Private Units and Commission Units into the right to receive cash from the Trust Fund in connection with a shareholder vote to approve either a Business Combination or an amendment to the provisions of the Company’s Amended and Restated Memorandum and Articles of Association relating to shareholders’ rights or pre-business combination activity;

●	that the Private Units, Commission Units and underlying securities will not be transferable until after the consummation of a Business Combination except (i) to the undersigned’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) by certain pledges to secure obligations incurred in connection with purchase of the Company’s securities, (vi) by private sales made in connection with the consummation of a Business Combination at prices no greater than the price at which the Private Units were originally purchased or (vii) to the Company for cancellation in connection with the consummation of a Business Combination, in each case (except for clause vi) where the transferee agrees to the terms of the transfer restrictions;

●	the Private Units and Commission Units will be subject to customary registration rights, pursuant to a Registration Rights Agreement on terms agreed upon by the Company and the Underwriters to be filed as an exhibit to the Registration Statement;

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●	the undersigned will not participate in any liquidation distribution with respect to the Private Units and Commission Units (but will participate in liquidation distributions with respect to any units or Common Stock purchased by the Undersigned in the IPO or in the open market) if the Company fails to consummate a Business Combination; and

●	the Private Units and Commission Units will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

The undersigned acknowledges and agrees that the purchaser of the Private Units and Commission Units will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to an insider letter.

The undersigned hereby represents and warrants that:

(a)	it has been advised that the Private Units and Commission Units have not been registered under the Securities Act;

(b)	it will be acquiring the Private Units and Commission Units for its account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Private Units and Commission Units in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(e)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Company;

(g)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(h)	this letter constitutes its legal, valid and binding obligation, and is enforceable against it.

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This letter agreement constitutes the entire agreement between the undersigned and the Company with respect to the purchase of the Private Units and Commission Units, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the same.

Very truly yours,

LODESTAR INVESTMENT HOLDINGS I LLC

BY:
Name:
Title:

Accepted and Agreed:

E-compass Acquisition Corp.

By:
Name:
Title:

Graubard Miller

(solely with respect to its obligations to hold

and disburse the Purchase Price)

By:
Name: Jeffrey M. Gallant
Title: Partner

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